Exhibit 99.1

Contacts:

Contact:

Assaf Ran, CEO

(212) 489-6800

SOURCE: DAG Media, Inc.

DAG Media Announces the Launch of DAG Funding Solutions

NEW YORK, June 11, 2007 / PRIME NEWSWIRE/ -- DAG Media, Inc. (Nasdaq:

DAGM - news) announced today the launch of a wholly owned subsidiary called DAG Funding Solutions, Inc. formed to carry out a new business initiative centered on money lending services to businesses.

Leveraging on DAG Media’s cash position, DAG Funding Solutions, Inc. offers commercial short term non banking funding solutions and loan services against collateral, such as real estate, receivables, trading shares, etc., accompanied, in most cases, by personal guarantees from the principals.

DAG Media, Inc. will allocate up to $5 million in order to initiate operations of the new subsidiary. DAG Funding Solutions, Inc. intends to market itself on the Internet through its website: www.dagfundingsolutions.com, as well as through sales representatives and brokers.

Assaf Ran, Chairman of the Board and CEO stated, “We believe that this new line of business will help us regain profitability while we continue to build the business of our two other subsidiaries, DAG Interactive, Inc. and Shopila Corporation.”

We at DAG Media, Inc. through our subsidiaries, provide solutions to the online yellow pages industry by providing a local search and lead generation mechanism. We operate an e-commerce web site as well as several other web sites that complement our directories at http://www.nextyellow.com, http://www.shopila.com and http://www.dagmedia.com

This release contains forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe”, “expect”, “intend”, “estimate” and similar expressions. Those statements appear in a number of places in this release and include statements regarding our intent, belief or current expectations or those of our directors or officers with respect to, among other things, trends affecting our financial conditions and results of operations and our business and growth strategies. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected, expressed or implied in the forward-looking statements as a result of various factors (such factors are referred to herein as “Cautionary Statements”), including but not limited to the following: (i) the successful integration of new businesses that we have acquired or may acquire; (ii) the successful consummation of the sale of our directories business; (iii) the success of our new business strategy; (iv) our limited operating history; (v) potential fluctuations in our quarterly operating results; (vi) challenges facing us relating to our growth; and (vii) our dependence on a limited number of suppliers. These forward-looking statements speak only as of the date of this release, and we caution potential investors not to place undue reliance on such statements. You should review all of our reports filed with the Securities and Exchange Commission along with this press release. We undertake no obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

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